UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2006
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amended and Restated Employment Agreement
Amendment to Employment Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On September 14, 2006, Navarre Corporation (the “Company”) filed a Current Report on Form 8-K reporting, among other things, that it had announced the appointment of Cary L. Deacon, its current President and Chief Operating Officer, as its Chief Executive Officer, and that this appointment will be effective January 1, 2007. Mr. Deacon has been President and Chief Operating Officer of Navarre Corporation since August of 2005, and until that time was the Chief Operating Officer, Publishing and Corporate Relations Officer since joining the Company in September 2002. From September 2001 to August 2002, Mr. Deacon served as President and Chief Executive Officer of NetRadio Corporation, a media company. From July 2000 to August 2001, he served as President, Chief Operating Officer and as a member of the Board of Directors of SkyMall, Inc., an integrated specialty retailer. From August 1998 to July 2000, Mr. Deacon served as President of Marketing of ValueVision International, Inc., a home-shopping network company. From May 1997 to June 1998, Mr. Deacon served as a General Partner of Marketing Advocates Inc., a marketing consulting firm. Previously, he served as SVP, EVP and COO levels with the Hudson’s Bay Company, Montgomery Wards, Saffer Advertising and Macy’s. Mr. Deacon also served as a director of Raindance Communications, Inc., which provides remote communications services for business meetings and events, until its acquisition by West Corporation in April 2006.
In connection with this appointment, Mr. Deacon’s employment agreement was amended and restated on December 28, 2006. Until January 1, 2007, the terms of Mr. Deacon’s employment remain the same as those that are described in that certain Current Report on 8-K filed on June 22, 2006. Effective January 1, 2007, the amended and restated agreement provides for Mr. Deacon to serve as the Company’s Chief Executive Officer. This agreement expires December 31, 2009; however, the initial term of the agreement automatically extends for successive one year periods unless notice of termination is provided by one party to the other at least six months prior to the expiration of the then-current term. Pursuant to the amended and restated agreement, Mr. Deacon will receive a minimum base salary of $450,000, with an annual target bonus of up to 80% of this amount for each year of service under the agreement. Mr. Deacon’s bonus for the Company’s 2007 fiscal year will be prorated based on the bonus opportunity targets in effect both before and after January 1, 2007. Mr. Deacon is also entitled to receive reimbursement for reasonable business expenses, a $2,000,000 life insurance policy (with annual premiums not to exceed $15,000), paid vacation, and he will be entitled to participate in benefit plans on the same basis as other executive officers of the Company.
In connection with his appointment, on November 2, 2006, Mr Deacon was granted: (i) an option to purchase 300,000 shares of Navarre common stock, with such options vesting in three installments of 100,000 shares each on November 2, 2007, 2008 and 2009; and 70,000 restricted shares of Navarre common stock, with the restrictions on these shares lapsing in three installments of 23,333, 23,333 and 23,334 shares on November 2, 2007, 2008 and 2009, respectively. The scheduled vesting of these stock options and the removal of the restrictions on these restricted shares would be accelerated upon the occurrence of a Change in Control Transaction (as such term is defined in the Company’s 2004 Stock Option Plan), upon a termination of Mr. Deacon’s employment by the Company Without Cause (as is defined in the amended and restated employment agreement), or upon Mr. Deacon’s termination of his employment for Good Reason (as is defined in the amended and restated employment agreement).
The amended and restated employment agreement provides that, if the Mr. Deacon’s employment is terminated by the Company Without Cause or by Mr. Deacon for Good Reason, Mr. Deacon is also entitled to receive payments equal to: (i) his then-current base salary through the end of the agreement or two years, whichever is greater; (ii) an amount equal to the average of his annual bonus during the three prior fiscal years, multiplied by a factor of two; and (iii) any earned but unpaid annual bonus for the most recently completed fiscal year. Mr. Deacon would also be entitled to continue to receive medical, dental and life insurance benefits for a period of eighteen months following such a termination of his employment. Upon the occurrence of a Change in Control Transaction (as such term is defined in the Company’s 2004 Stock Option Plan) that follows termination of Mr. Deacon’s employment by the Company Without Cause, or by him for Good Reason, Mr. Deacon is entitled to immediate payment of amounts not already paid, equal to: (i) his then-current base salary through the end of the agreement or two years, whichever is greater; (ii) an amount equal to the average of his annual bonus during the three prior fiscal years, multiplied by a factor of two; and (iii) any earned but unpaid annual bonus for the most recently completed fiscal year.
The amended and restated agreement further provides that Mr. Deacon will not compete with any material portion of the Company’s business activities for up to 18 months following the termination of his employment, that Mr. Deacon will be bound by confidentiality obligations during and after his employment, and that any intellectual property created by Mr. Deacon during his employment has been, and will be, assigned to the Company.
The foregoing summary of Mr. Deacon’s amended and restated employment agreement is qualified in its entirety by the terms of the agreement, a copy of which is attached hereto as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.
On December 28, 2006 the Company also entered into an amendment to Eric H. Paulson’s Employment Agreement dated November 1, 2001. This amendment provides that, effective January 1, 2007, Mr. Paulson will serve as the Company’s Executive Chairman. The amendment also provides that all payments to Mr. Paulson that are to be made upon the termination of Mr. Paulson’s employment shall be distributed on the later of (i) the dates otherwise specified in the employment agreement, or (ii) six (6) months after the date of the termination of Mr. Paulson’s employment. Except as to those items described herein, the terms and conditions of Mr. Paulson’s employment agreement remain unchanged.
The foregoing summary of the amendment to Mr. Paulson’s employment agreement is qualified in its entirety by the terms of the amendment, a copy of which is attached hereto as Exhibit 99.2 to this Form 8-K and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits. The following exhibits are filed with this document:
Exhibit
99.1	Amended and Restated Employment Agreement Dated December 28, 2006, by and between Navarre Corporation and Cary L. Deacon

99.2	Amendment to Employment Agreement Dated December 28, 2006, by and between Navarre Corporation and Eric H. Paulson

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: December 29, 2006	By:	/s/ Ryan F. Urness
		Name:	Ryan F. Urness
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Employment Agreement Dated December 28, 2006, by and between Navarre Corporation and Cary L. Deacon

99.2	Amendment to Employment Agreement Dated December 28, 2006, by and between Navarre Corporation and Eric H. Paulson